UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 March 14, 2000




                            ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant ass specified in its governing instruments)


              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 14th Floor
                         New York, New York 10080-6114
              (Address of principal executive office and zip code)


Registrant's telephone number, including area code: (212) 236-6577

ITEM 5.  OTHER EVENTS

         On February 4, 2000, ML-Lee Acquisition Fund, L.P. (the "Fund") received a no-action letter (the "Letter") from the Division of Investment Management (the "Division") of the Securities and Exchange Commission (the "Commission"). The Letter indicated that the Division would not recommend enforcement action to the Commission against the Fund if the Fund ceased filing annual and quarterly reports on Forms 10-K and 10-Q under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         Therefore, subject to the terms of the Letter, the Fund will no longer file reports on Forms 10-K or 10-Q with the Commission. If the Fund has not been liquidated at the end of three years, the Fund will either again file such reports with the Commission or request additional no-action relief from the Division. The Fund will continue to deliver annual and interim reports to its partners as required by the Fund's Amended and Restated Agreement of Limited Partnership. In addition, the Fund will continue to comply with the proxy rules under the 1934 Act with respect to any annual meetings of Limited Partners.

         In connection with the relief granted by the Letter, the Fund has agreed that it will no longer permit Limited Partners of the Fund to transfer their Units for value. Limited Partners may still transfer such Units by gift or other transfer without consideration. Accordingly, the Fund will no longer be processing transfers of Units for value dated after March 30, 2000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant in the capacities indicated on the 14th day of March, 2000.


              Signature                           Title


/s/ Kevin T. Seltzer                ML Mezzanine Inc.
---------------------------         Vice President and Treasurer
    Kevin T. Seltzer               (Principal Financial Officer of Registrant)